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                                                                    Exhibit 5.1



                                                           HUNTON & WILLIAMS LLP
                                                           1900 K STREET, NW
                                                           WASHINGTON, DC 20006

                                                           TEL      202-955-1500
                                                           FAX      202-778-2201

                                                          File No: 66469.000102





                                February 12, 2007



Lares Asset Securitization, Inc.
101 California Street, 13th Floor
San Francisco, California 94111

Ladies and Gentlemen:

     We have acted as counsel to Lares Asset Securitization, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed sale by the Company of either mortgage-backed pass-through certificates ("Certificates") or mortgage-backed notes ("Notes"), issuable in one or more series by separate trusts (each, a "Trust") established by the Company.

     We have examined the originals or copies of (i) the Registration Statement,
(ii) the Company's Articles of Incorporation and Bylaws, (iii) the form of pooling and servicing agreement, among the Company as depositor, a seller, a servicer, a trustee and a master servicer, each to be named therein (the "Pooling and Servicing Agreement"), (iv) the form of owner trust agreement, between the Company, a trust administrator and an owner trustee, each to be named therein (the "Owner Trust Agreement"), (v) the form of indenture, between the Trust to be named therein, a master servicer and an indenture trustee, each to be named therein (the "Indenture"), (vi) the form of transfer and servicing agreement, among the Company as depositor, a Trust, a seller, a servicer, an indenture trustee, a trust administrator and a master servicer, each to be named therein (the "Transfer and Servicing Agreement") and (vii) such other materials as we have deemed necessary to the issuance of this opinion.

     On the basis of the foregoing, we are of the opinion that:


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Lares Asset Securitization, Inc.
February 12, 2007
Page 2

     1. The Company is a corporation validly formed and existing under the laws of the State of Delaware.

     2. When each Pooling and Servicing Agreement has been has been duly executed and delivered by the parties thereto, it will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

     3. When the Certificates have been duly issued, executed and authenticated in accordance with the provisions of the related Pooling and Servicing Agreement and delivered to and paid for by the purchasers thereof, the Certificates will be legally and validly issued for adequate consideration and (a) the holders of the Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued and (b) no holder of Certificates will be subject to any further assessment in respect of the purchase price of the Certificates.

     4. When each of a Transfer and Servicing Agreement and Owner Trust Agreement has been duly executed and delivered by the parties thereto, it will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

     5. When the Notes have been duly issued, executed and authenticated in accordance with the provisions of the related Indenture and delivered to and paid for by the purchasers thereof, and upon the due execution and delivery of the related Indenture by the parties thereto, the Notes will be legally and validly issued for adequate consideration and the holders of the Notes will be entitled to the benefits provided by the Indenture pursuant to which such Notes were issued.

     The foregoing opinions are limited to matters of the laws of the United States of America and the State of Delaware. Our opinions with respect to matters of Delaware law are limited to the Delaware Corporation Law and the Delaware Statutory Trust Act (together with all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws). We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.


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Lares Asset Securitization, Inc.
February 12, 2007
Page 3


                                                       Very truly yours,


                                                       /s/ Hunton & Williams LLP


02151/09765



Exhibit 5.1